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                                                          Exhibits 5.1 and 23(a)

                               Owen M. Naccarato
                            Naccarato & Associates
                          19600 Fairchild, Suite 260
                           Irvine, California 92612
                     Telephone (949) 851-9261 Fax (949) 851-9262
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August 18, 2000

Aquatic Cellulose International Corp.
3704 32/nd/ Street, Suite 301
Vernon, B.C. VIT 5N6

Re: Form SB-2 Registration Statement

Gentlemen:

          We have acted as counsel for Aquatic Cellulose International Corp., a Nevada corporation ("AQCI"), in connection with the registration by AQCI of 6,377,000 shares of Common Stock par value $0.001 per share (the "Securities"), which are the subject of a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended.

          We are familiar with the Registration Statement and the registration of the shares of the Common Stock contemplated thereby. In giving this opinion, we have reviewed the Registration Statement and such other documents and certificates of public officials and officers of the Company with respect to the accuracy of the factual matters contained therein as we have felt necessary or appropriate in order to render the opinions expressed herein. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to original documents of all documents presented to us as copies thereof, and the authenticity of the original documents from which any such copies were made, which assumptions we have not independently verified.

          On the basis of and subject to the foregoing, it is our opinion that the Securities to be issued and sold by the Selling Stockholders have been duly authorized and, when issued and sold, will be duly issued and fully paid and non-assessable.

          We hereby consent to use in the Registration Statement of the reference to Owen M. Naccarato under the heading "Legal Matters". We also consent to the filing of this opinion letter as an exhibit to the Registration Statement.

               Very truly yours,

               /s/ Owen Naccarato
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               Owen Naccarato